Exhibit 10.ii.a.

Buenos Aires, June 25, 2010

Messers

Cargill S.A.C.I.

Av. Leandro N. Alem 928 Piso 9

City of Buenos Aires

Dear Sirs:

In our capacity as Representatives of MOSAIC DE ARGENTINA S.A., hereinafter referred to as “MOSAIC”, domiciled at Avda. Leandro N. Alem 928, piso 9°, City of Buenos Aires, we hereby make the following Commercial Offer (the “Offer”) to you, hereinafter referred to as “CARGILL”, which offer consists in a solid and liquid fertilizers as it is detailed down below.

In case you accept the Offer herein, it shall be governed by the terms and conditions stated below, namely:

SECTION ONE. PURPOSE.

Pursuant to the Offer herein, in the event you accept it, MOSAIC undertakes to sell in Argentina, solid and liquid fertilizers, such as and not limited to Simple Super Phosphate, Phosphate, Nitrogen and Microessentials to CARGILL, without exclusivity, subject to the conditions that CARGILL buy solid and liquid fertilizers with exclusivity from MOSAIC as more particularly described on Exhibit A attached hereto and made a part hereof, and the price to be agreed upon and sales conditions are at arms’ length from both parties.

The Offer herein shall be deemed implicitly accepted by you upon the first purchase order made by effective means after receipt of the Offer hereof.

SECTION TWO.TERM

In addition, the Offer herein, if accepted by you, shall be valid and binding from June 1, 2010 and up until May 31, 2011.

SECTION THREE. SALES VOLUME

MOSAIC does not undertake to sell to CARGILL, neither a minimum, nor a maximum volume of solid and liquid fertilizers, such as and not limited, to Simple Super Phosphate, Phosphate, Nitrogen and Microessentials.

SECTION FOUR: TERMINATION

Having been accepted by you, the commercial relation arising hereof may be terminated either by CARGILL or by MOSAIC, at their exclusive discretion, without cause, by serving due notice thereof by effective means, no less than thirty (30) days in advance of the relevant termination date, provided always no obligation to pay or right to receive indemnification shall arise therefrom.

SECTION FIVE: ASSIGNMENT

Neither of the Parties may assign, or transfer under any title, and/or grant license under the rights and/or obligations arising from this Offer, nor under the Offer itself, to any individual or entity, without the prior express consent of the other Party.

SECTION SIX: DOMICILE – CONFLICT RESOLUTION

For all legal purposes, CARGILL hereby sets its domicile at Avda Leandro N. Alem 928, piso°, City of Buenos Aires, and MOSAIC at Avda. Leandro N. Alem 928, piso 9, City of Buenos Aires. Any controversy that may arise between the Parties in relation to the Offer herein, its existence, validity, qualification, construction, scope or performance that cannot be resolved amicably by the Parties shall be submitted to the final and binding judgment of the District Court of the City of Buenos Aires [Tribunales Ordinarios de la Ciudad Autónoma de Buensos Aires].

By Mosaic de Argentina S.A.:

Name: Claudio Martinez y Enrique Clausen

Title: Attorneys

EXHIBIT A

In virtue of CARGILL buy solid and liquid fertilizers with exclusivity from MOSAIC, CARGILL will receive from MOSAIC US$ 3, -/ MT of Nitrogen; US$ 5, -/ MT of Phosphate and US$ 6, -/MT of Single Super Phosphate and Microessentials bought by CARGILL from MOSAIC.